Exhibit 99.1

Harland News Release                                    John H. Harland Company
                                              PO Box 105250, Atlanta, GA  30348
                                                                 (770) 981-9460
                                                                www.harland.net

For More Information, Contact:

Investors
Henry R. Bond
Treasurer and Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Vice President, Corporate Communications
770-593-5443
jpensec@harland.net

                  HARLAND REPORTS RECORD FIRST-QUARTER RESULTS

          Sales, Net Income and Earnings Per Share All Set New Records


ATLANTA (May 3, 2006) - John H. Harland Company (NYSE: JH) achieved record first quarter sales, net income and earnings per share, the company announced today. Each of the company's three segments posted increases in both sales and segment income.

Consolidated sales for the quarter were $273.5 million, a 26.7% increase from $215.8 million in the first quarter of 2005. Consolidated net income for the quarter was $21.3 million, a 23.5% increase from $17.3 million for the same period in 2005. Diluted earnings per share were $0.78, a 25.8% increase from 2005 first quarter diluted earnings per share of $0.62.

This is the first quarter to reflect FASB 123R, which was implemented on January 1, 2006 and covers the expensing of share-based compensation. The incremental expense resulting from the adoption of FASB 123R was $0.02 per share in the first quarter. This was net of a $0.01 per share benefit, recorded upon implementation of FASB 123R, related to previously issued restricted stock grants.

"It was a great quarter, setting all-time records for sales and earnings for any quarter," said Timothy C. Tuff, chairman and chief executive officer of Harland. "We are especially pleased with the level of organic sales growth in each of our three segments."

During the first quarter, the company repurchased 507,100 shares of stock at an aggregate cost of $18.7 million, or $36.95 per share. There are 2,492,900 shares remaining under the current authorization to repurchase shares.

Segment Reporting

Harland reports results for three business segments: Printed Products, Software and Services and Scantron.

Sales for the quarter from the company's Printed Products segment were $172.8 million, a 23.0% increase from the $140.4 million reported for the same period a year earlier. Segment income from Printed Products was $32.4 million for the quarter, a 33.1% increase from $24.4 million in the first quarter of 2005.

"Printed Products had a strong quarter, with sales for each part of the business increasing year-over-year," said Tuff. "In addition, the integration of Liberty continues to go well, and in April we completed the plant consolidation program ahead of schedule."

Software and Services sales for the quarter were $71.3 million, a 49.8% increase from the $47.6 million reported for the same period in 2005. Segment income from Software and Services was $5.6 million, a 33.5% increase from $4.2 million in the first quarter of 2005.

"We are pleased with the progress demonstrated by Software and Services in the first quarter, especially the organic growth of 6.1%," said Tuff.

Scantron's sales for the quarter were $29.7 million, a 5.3% increase from the $28.2 million reported for the same period in 2005. Segment income was $8.0 million, a 24.0% increase from $6.5 million in the first quarter of 2005.

"Scantron had a solid quarter, with sales increasing in all three businesses," said Tuff. "We also benefited from cost reduction actions taken in late 2005."

The company expects second quarter results to be in the range of $0.61 to $0.66 per diluted share. For the full year, the company expects earnings to be in the range of $2.92 to $2.97 per diluted share.

Harland's board of directors declared a quarterly dividend of $0.15 per share, payable May 26, 2006 to shareholders of record as of May 17, 2006.

Harland will hold a conference call May 4, 2006 at 10:00 a.m. EDT to discuss the results of the quarter and the outlook for the remainder of the year. Interested parties may listen in by accessing a live webcast in the investor relations section of Harland's Web site at www.harland.net. The live conference call can also be accessed by calling 1-719-457-2621 and using the access code #4861426.

A replay of the conference call will be available in the investor relations section of Harland's Web site (www.harland.net) beginning approximately two hours after the call. The rebroadcast will also be available until May 18, 2006 via telephone by calling 1-719-457-0820 and using the access code #4861426.

The company has posted quarterly segment information dating back to 2004. The segment information can be found in the investor relations section of the company's Web site at www.harland.net under News and Publications.

                                       ###

About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc. (http://www.harlandfinancialsolutions.com), a wholly owned subsidiary, supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

Risk Factors and Cautionary Statements
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

The Company is subject to federal regulations implementing the information security requirements of the Gramm-Leach-Bliley Act and other federal regulations and state laws regarding the privacy and confidentiality of consumer information. These laws and regulations require the Company to develop, implement and maintain a comprehensive information security program designed to protect the security and confidentiality of consumers' nonpublic personal information and to define requirements for notification in the event of improper disclosure. The Company cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography or other developments will not compromise or breach the technology protecting the networks that utilize consumers' nonpublic personal information.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the successful implementation of new accounts, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations, and the successful integration of Liberty Enterprises businesses into Harland.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose customers or that any such loss could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection solutions, and testing and assessment methods, which could negatively impact forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date of the statements. Other important risk factors are discussed in detail in Section 1A of the company's Form 10-K filed with the Securities and Exchange Commission on March 16, 2006. The risk factors discussed in the company's Form 10-K are incorporated by reference in this press release.


                             John H. Harland Company
                     Financial Highlights - 1st Quarter 2006
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Three Months ended
                                           March 31,       April 1,
                                             2006            2005       %
----------------------------------------------------------------------------
Sales                                     $ 273,464       $ 215,847     26.7%
Cost of sales                               139,214         111,347     25.0%
  Pct of Sales                                 50.9%           51.6%
                                          ----------      ----------
Gross profit                                134,250         104,500     28.5%
  Pct of Sales                                 49.1%           48.4%
Selling, general and administrative
  expenses                                   92,537          74,440     24.3%
  Pct of Sales                                 33.8%           34.5%
 Amortization of intangibles                   4,065            999    306.9%
  Pct of Sales                                  1.5%            0.5%
                                          ----------      ----------
Operating Income                             37,648          29,061     29.5%
  Pct of Sales                                 13.8%           13.5%

Other Income (Expense):
  Interest expense                           (3,729)         (1,176)   217.1%
    Pct of Sales                               -1.4%           -0.5%
  Other - net                                   468              (8)
    Pct of Sales                                0.2%            0.0%
                                          ----------      ----------
Income before Income Taxes
and Cumulative Effect of Change
in Accounting Principle                      34,387          27,877     23.4%
  Pct of Sales                                 12.6%           12.9%
Income taxes                                 13,387          10,593     26.4%
  Pct of Sales                                  4.9%            4.9%
                                          ----------      ----------
Income before Cumulative Effect
of Change in Accounting Principle          $  21,000       $  17,284    21.5%
  Pct of Sales                                  7.7%            8.0%
Cumulative Effect of Change in
Accounting Principle, Net of Tax                 345               -     N/A
  Pct of Sales                                  0.1%            0.0%
                                          ----------      ----------

Net Income                                 $  21,345       $  17,284   23.5%
                                           ==========      ==========
  Pct of Sales                                  7.8%            8.0%
Effective Tax Rate                             38.9%           38.0%

Earnings per Share
   Basic                                  $    0.80       $    0.64    25.0%
   Diluted                                $    0.78       $    0.62    25.8%
Weighted Average Shares (000)
   Basic                                     26,631          26,962    -1.2%
   Diluted                                   27,366          27,841    -1.7%
Shares O/S at end of period (000)            26,855          27,458    -2.2%
Return on Equity                               28.5%           24.3%    4.2 pct pts
Depreciation and Amortization (000)       $  22,906       $  18,621    23.0%
Capital Expenditures (000)                $   5,956       $   5,206    14.4%
Number of Employees
 (includes temporary employees)               5,692           4,855    17.2%

Segment Information

Printed Products
  Sales                                   $ 172,780       $ 140,448    23.0%
  Depreciation & Amortization             $  16,982       $  14,917    13.8%
  Segment Income                          $  32,442       $  24,377    33.1%
Software and Services
  Sales                                   $  71,322       $  47,620    49.8%
  Depreciation & Amortization             $   4,809       $   2,605    84.6%
  Segment Income                          $   5,598       $   4,192    33.5%
Scantron
  Sales                                   $  29,712       $  28,214     5.3%
  Depreciation & Amortization             $     974       $     957     1.8%
  Segment Income                          $   8,005       $   6,456    24.0%
Corporate and Eliminations
  Sales                                   $    (350)      $    (435)  -19.5%
  Depreciation & Amortization             $     141       $     142    -0.7%
  Segment Income (Loss)                   $ (11,658)      $  (7,148)   63.1%

Segment income (loss) is defined as income before income taxes.


                             John H. Harland Company
                     Financial Highlights - 1st Quarter 2006
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                     Three Months ended
                                                  March 31,       April 1,
                                                    2006            2005
-----------------------------------------------------------------------------
Operating Activities:
Net Income                                        $ 21,345        $ 17,284
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     22,906          18,621
Contract payments                                  (17,489)        (16,800)
All other                                          (11,970)         (4,031)
                                                  ---------       ---------
Net cash provided by operating activities           14,792          15,074
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment          (5,956)         (5,206)
Payments for acquisition of businesses,
  net of cash acquired                              (7,046)              -
All other                                               (9)           (207)
                                                  ---------       ---------
Net cash (used in) investing activities            (13,011)         (5,413)
                                                  ---------       ---------

Financing Activities:
Repurchases of stock                               (16,851)              -
Long-term debt - net                                13,497          (7,549)
All other                                              298             626
                                                  ---------       ---------
Net cash provided by (used in) financing
  activities                                        (3,056)         (6,923)
                                                  ---------       ---------
Increase in cash and cash equivalents               (1,275)          2,738
Cash and cash equivalents at beginning of period    10,298           9,214
                                                  ---------       ---------
Cash and cash equivalents at end of period        $  9,023        $ 11,952
                                                  =========       =========